Exhibit 10.1

THIRD AMENDMENT dated as of March 23, 2016 between HONDA CANADA FINANCE INC., a Canada corporation (the “Borrower”) and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent, for and on behalf of the Banks party to the Credit Agreement (as defined below) (the “Administrative Agent”).

WHEREAS, the Borrower, the Banks, the Administrative Agent, and the other Agents party thereto are party to a second amended and restated credit agreement dated as of March 24, 2014 (as amended pursuant to an amendment dated as of June 30, 2014 and a second amendment dated as of March 13, 2015, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.11 of the Credit Agreement, the Borrower may request that the Commitment Termination Date of a Class be extended by one year; and

WHEREAS the Borrower has requested that each of the Class A Commitment Termination Date and the Class B Commitment Termination Date be extended by one year, and the Lenders have agreed to each such extension.

NOW THEREFORE IT IS AGREED:

Section 1 Defined Terms.

Capitalized terms used in this Third Amendment and not otherwise defined have the meanings specified in the Credit Agreement.

Section 2 Amendments.

(1)	Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)	The definition of “Tranche A Commitment Termination Date” is amended by deleting “March 24, 2016” and replacing it with “March 24, 2017”; and

(b)	The definition of “Tranche B Commitment Termination Date” is hereby amended by deleting “March 24, 2020” and replacing it with “March 24, 2021”.

(2)	Section 2.1 of the Credit Agreement is amended by inserting the following new Section 2.1(c) after the existing Section 2.1(b):

“              (c) The Borrower agrees that, except (x) to the extent the Tranche A Commitments have been terminated in accordance with this Agreement or (y) to the extent of the unfunded portion of the Tranche A Commitment of a Defaulting Bank that has failed to fund any portions of its Accommodations required to be funded hereunder in respect of its Tranche A Commitment: (i) the Tranche A Commitments shall be fully drawn at all times that there are any Tranche B Accommodations Outstanding and (ii) the Borrower shall not be entitled to any Tranche B Loans or Tranche B Drawings, and no Tranche B Loans or Tranche B Drawings may be outstanding, at any time that any amount of any Tranche A Commitment is unused. Nothing in this Section 2.1(c) shall restrict the Borrower’s right to request pursuant to Section 2.9(a) that the Commitments be increased (notwithstanding that there are Tranche B Accommodations Outstanding at the time of such request); provided that, immediately following any increase in the Tranche A Commitments, the Borrower prepays Tranche B Accommodations Outstanding with the proceeds of new Accommodations under the increased Tranche A Commitments such that the requirements of this Section 2.1(c) are satisfied.”

(3)	Section 2.11(a) of the Credit Agreement is amended by deleting “30 days prior to the Existing Commitment Termination Date of the applicable Class” where it appears in the fifth sentence of that Section and replacing it with “30 days prior to the relevant yearly anniversary date of the Effective Date”.

Section 3 Representations and Warranties.

To induce the Administrative Agent to enter into this Third Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)	The Borrower is duly organized and validly existing as a corporation under the laws of Canada;

(b)	The execution, delivery and performance of this Third Amendment has been duly authorized by the Borrower by all necessary corporation action. This Third Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law;

(c)	The execution, delivery and performance of this Third Amendment by the Borrower and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Borrower is a party or by which it is bound; nor result in or require the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to the Borrower of any Governmental Authority having jurisdiction over the Borrower or its properties; which breach, default, conflict, Lien or violation would have a Material Adverse Effect; and

(d)	The Credit Agreement, as amended pursuant hereto, remains in full force and effect, unamended, and is enforceable against the Borrower in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

Section 4 Reference to and Effect on the Credit Agreement.

Upon this Third Amendment becoming effective, each reference in the Credit Agreement to “this Agreement” and each reference to the Credit Agreement in the other Credit Documents and any and all other agreements, documents and instruments delivered by any of the Banks, the Administrative Agent, the Credit Parties or any other Person shall mean and be a reference to the Credit Agreement as amended by this Third Amendment. Except as specifically amended by this Third Amendment, the Credit Agreement shall remain in full force and effect.

Section 5 Costs and Expenses.

The Borrower agrees to reimburse the Administrative Agent and the Banks for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel to the Administrative Agent, in connection with this Third Amendment and the other documents executed in connection herewith.

Section 6 Effectiveness.

This Third Amendment shall become effective upon the following conditions precedent being satisfied:

(a)	duly executed signature pages for this Third Amendment signed by the Borrower and the Administrative Agent shall have been delivered to the Administrative Agent;

(b)	the Administrative Agent shall have received an Officer’s Certificate in form and substance satisfactory to the Agent to the effect that since the date of the most recent audited financial statements furnished to the Banks pursuant to Section 9.1 of the Credit Agreement, there has occurred no material adverse change in the business, operations, business prospects or financial condition of the Borrower and its Subsidiaries, taken as a whole; as of the date of said certificate, no Default has occurred or is continuing or will result from extending each of the Commitment Termination Dates; and, as of the date of said certificate, the representations and warranties made by the Borrower in Section 8 of the Credit Agreement (excluding Section 8.4(b)) are true and correct with the same force and effect as if made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date);

(c)	the Administrative Agent shall have received, for the benefit of the Lenders, a commitment fee equal to 0.03% of the Tranche A Commitments and 0.04% of the Tranche B Commitments.

Section 7 Governing Law.

This Third Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 8 Counterparts.

This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Third Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Third Amendment by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart of this Third Amendment.

Section 9 Severability; Headings Descriptive.

In case any provision in or obligation under this Third Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction shall not in any way be affected or impaired thereby. The headings of the several Sections and subsections of this Third Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Third Amendment.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed as of the day and year first above written.

HONDA CANADA FINANCE INC., as Borrower

By:	/s/ Dave Jamieson
	Name:	Dave Jamieson
	Title:	Vice President, Secretary and Risk Management Officer

By:	/s/ Harald Ladewig
	Name:	Harald Ladewig
	Title:	Vice President, Treasurer and Compliance Officer

Honda Third Amending Agreement – Signature Page

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:	/s/ Raj Khanna
	Name:	Raj Khanna
	Title:	Executive Director

By:	/s/ Matthew Reis
	Name:	Matthew Reis
	Title:	Director

Honda Third Amending Agreement – Signature Page

CANADIAN IMPERIAL BANK OF COMMERCE, as a Bank

By:	/s/ Raj Khanna
	Name:	Raj Khanna
	Title:	Executive Director

By:	/s/ Matthew Reis
	Name:	Matthew Reis
	Title:	Director

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BANK OF MONTREAL, as a Bank

By:	/s/ Robert H. Wright
	Name:	Robert H. Wright
	Title:	Director

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ROYAL BANK OF CANADA, as a Bank

By:	/s/ Chris Cowan
	Name:	Chris Cowan
	Title:	Authorized Signatory

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THE TORONTO-DOMINION BANK, as a Bank

By:	/s/ Savo Bozic
	Name:	Savo Bozic
	Title:	Authorized Signatory

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BANK OF TOKYO-MITSUBISHI UFJ (CANADA), as a Bank

By:	/s/ Tomohiko Fuchigami
	Name:	Tomohiko Fuchigami
	Title:	Director

Honda Third Amending Agreement – Signature Page

MIZUHO BANK LTD., CANADA BRANCH, as a Bank

By:	/s/ Howard Bennett
	Name:	Howard Bennett
	Title:	Joint General Manager

Honda Third Amending Agreement – Signature Page